Exhibit 10.12

Purchasing Contract

Party A: Zhuhai PowerBridge Technology Co., Ltd

Address: Floor D2-1, Southern Software Park, No. 1, Software Park Road, Tangjiawan Town, Zhuhai, Guangzhou; Zip Code: 519085

Telephone: 0756-3395666 Fax: 0756-3395667

Contact Person: Wang Xiangkun

Bank Name: Bank of Communications Zhuhai Branch Xiangzhou Sub-branch

Account No.: 444000091018000745538

Party B: Cyberspace Great Wall Internet System Application Co., Ltd

Address: Floor 5, Building B, Court of China Information Security Research Institute Co., Ltd, Southern Area, Future Technology City, Changping District, Beijing

Zip Code: 102200

Telephone: 010-56956000 Fax: 010-56956000

Contact Person: Zhang Yi

Bank Name: China Construction Beijing Huayuan Road Sub-branch

Account No.: 11001028500053008281 Bank Code: 105100098013

After friendly negotiation in the principle of free will, equality and good faith, both parties hereby enter into the Contract with below terms and conditions in accordance with the Contract Law of People's Republic of China and other relevant laws and rules.

Party A is the bid winner of the Public Tender Procurement Project for the Information Platform of Comprehensive Bonded Logistics Industry Construction Management Office of Wuhan Airport Economic Development Zone (Tender Reference No.: DXHZC-2016-150A (1236)) (hereinafter short for “the Project”) and Party A has signed a contract with the Commissioning Party (hereinafter short for “Project Contract”). As one of the suppliers for the Project selected by Party A, Party B agrees to cooperate with Party Aof its own accord and accepts the final acceptance check objective and relevant requirements about the Project. After friendly negotiation, both parties hereby enter into the Agreement with below terms and conditions (hereinafter short for “the Agreement”) for relative issues about Party B’s provision of goods and relevant services to Party A.

I. Description about Products and Contract Price

No.	Name	Specification	Quantity	Unit Price	Total Price
1	Equipment and technical support services	Refer to Schedule Product List for detailed information.	1	8,900,000.00	8,900,000.00
RMB in Capital: RMB Eight Million Nine Hundred Thousand Yuan in Total

Refer to Schedule List of Goods for detailed contents.

II. Quality and Technical Standards

Implement according to the quality standards provided by the manufacturer; in the absence of any quality standard from the manufacturer, the current national standard or industry standard shall prevail. Moreover, products provided by Party B shall meet relevant requirements in this contract.

III. Duration of the Contract

Contract Delivery Date: December 25, 2016. In case of any adjustment to the duration of the contract in the Project Contract or any adjustment in the implementation process of the Project, the adjusted date shall prevail. The adjustment date should be confirmed by written documents signed by both parties.

IV. Delivery Place and Method

4.1	Party B shall deliver the products to below place according to the engineering progress requirements of the Project:

■	Address: Wuhan New Port Airport Comprehensive Bonded Zone (Dongxihu Park) or places designated by Party A

■	Liaison Person and Contract Information of Party A: Wang Xiangkun 15907105756

4.2	Party B shall inform Party A three working days in advance before the arrival of the goods, and shall provide delivery list and relevant certificates to Party A. Party A’s receipt of the goods should be subject to the written signature confirmation of the Project Manager of Party A.

V. Payment Methods

5.1       Payment Stage: according to terms and conditions in the Project Contract in connection with Party B, the payment stages are shown as below on the precondition that Party B has fulfilled relevant responsibilities and obligations regulated in the Agreement and submitted the Letter of Commitment of Manufacturer for After-sales Services to Party A:

Item No.	Payment Basis	Proportion	Amount (Yuan)
1	Within 10 working days upon Party A’s receiving of the down payment specified in the Project Contract	20%	1,780,000.00
2	Within 10 working days upon Party A’s receiving of the payment for preliminary acceptance check specified in the Project Contract	35%	3,115,000.00
3.	Within 10 working days upon Party A’s receiving of the payment for final acceptance check specified in the Project Contract	40%	3,560,000.00
4	Within 10 working days upon Party A’s receiving of the final payment specified in the Project Contract	5%	445,000.00
Total	RMB in Capital: RMB Eight Million Nine Hundred Thousand Yuan in Total

5.2	Party B shall provide Party A with a VAT special invoice (tax rate 17%) before Party A’s payment of rent.

5.3	In the event that the Commissioning Party of the Project delays the payment of relevant funds to Party A, Party A shall spare no effort to push the payment. Party A would not bear any liabilities for the delay in any payment of goods to Party B caused by delayed payment of the Commissioning Party of the Project.

VI. Commitments of Party B

6.1	To guarantee the quality of goods, Party B has the obligation to sign purchasing agreement with any supplier designated by Party A, and take charge of the whole process from the order placement to the delivery of goods.

6.2	Party B shall bear the responsibility for supplying goods and guaranteeing the on-time delivery of the goods. Party B is liable for supervising the on-time arrival of goods. In the event that the goods could not be delivered on time due to any objective reasons, Party B shall explain the reasons to Party A in written. After the understanding and written confirmation of Party A, the delivery of the goods could be postponed. In case Party B changes the delivery date without the consent of Party A, Party B shall be liable for all economic losses suffered by Party A and shall assume the corresponding legal consequences.

6.3	Party B shall bear the responsibility for ensuring that the quality of the goods supplied are conforming to requirements of the Agreement and Project Contract. Party B shall organize the purchasing of goods and submit the quality certificate, test reports and other relevant materials along with the delivery of the goods.

6.4	Goods supplied by Party B would implement according to relevant clauses of the after-sales service commitments of the manufacturer, and all goods supplied shall conform to relevant requirements in the Project Contract.

6.5	Party B shall provide all services about the goods like transportation, site installation, label printing, line sorting, test, commissioning and other relevant services. Party B shall submit relevant documents to Party A, including various design drawings involved in the List of Goods, change reports, delivery notes, installation and test reports, and etc. Moreover, submission of such documents shall have the signature confirmation of the Project Manager of Party A.

6.6	Party B shall be liable for all safety risk and responsibilities incurred in the process of transportation, storage, installation, commissioning, acceptance and any other processes before the final acceptance check.

6.7	Party B has the obligation to coordinate the supplier to provide technical support and consulting services to Party A in the process of service enabling, installation and commissioning.

6.8	Working personnel of party B at the project site shall observe project management regulations and requirements of Party A. Party B shall designate one responsible person at the project site, and submit relevant information and written reports about the project progress according to requirements of Party A. Any major events with negative impact to the progress, quality and so forth of the Project should be informed to Party A immediately. Party B and manufacturer of Party B shall actively assist and support Party A in relevant work about project integration and project management.

6.9	Party B shall be responsible for the safety of on-site construction personnel and purchase work-related injury and accident insurance for them. Party B shall be solely responsible for any safety accidents incurred.

6.10	Within the scope of responsibility of Party B specified in the Agreement, Party B shall actively assist and support Party A in relevant work associated with the Commissioning Party of the Project and other suppliers.

6.11	The Agreement has included all expenses of Party B in the Project, and Party B shall undertake all expenses arising from the implementation of the Agreement. Any increase in the expense could only be effective after both parties have signed a separate supplementary agreement.

VII. Provisions about Acceptance Check

7.1 The consignee of Party A or designated by Party A shall inspect the contract products delivered by Party B at the place of delivery. In case the contract products supplied by Party B fail to conform to the requirements in this contract, Party A has the right to require Party B to replace for free or reject the corresponding products. In such cases, Party B shall arrange the repair or replacement according to instructions of Party A.

7.2 Time of Acceptance Check: Party A shall organize the acceptance within __5___ working days after Party B’s submission of the acceptance application. Party A shall issue an acceptance report if the goods supplied successfully pass the acceptance check.

7.3 After the acceptance check for the goods arrived, Party B shall issue a valid VAT special invoice for the residual goods to Party A.

VIII. Quality Assurance Commitments

8.1	Party B guarantees that all goods provided are new and quality products from the original manufacturers;

8.2	Party B shall provide all accessories, ex-factory certificate, operation manual and other relevant materials of the goods according to the packing list of the original manufacturer.

8.3	Warranty Period: Party B shall provide one year’s free warranty services, commencing from the signature date of both parties on the final acceptance check report. In the warranty period, Party B shall assume quality assurance liabilities for all software and hardware supplied by it, without any additional charge to Party A.

8.4	In the event that any goods supplied by Party B has any quality issues in the using process, Party B shall provide response to Party A within one hour upon the receiving of the fault notice, and resolve the fault in time according to relevant national standard and industry standard. In case of any major fault, Party B shall arrange personnel to the site to resolve the fault. The response time of Party B for any fault should be determined according to the principle that the normal running of the Project should not be influenced. In case of any loss caused by any fault of Party B, Party B shall bear the corresponding economic responsibility.

8.5	If goods supplied by Party B have any fault due to quality defect in the warranty period, Party B shall arrange technicians with required professional qualification to take charge of the restoration, repair or replacement for free. Party B shall not put forward any objection against such requirements, and shall make response and resolve the fault in time according to requirements of Party A.

8.6	In the process of acceptance check, if Party A discovers that the goods fail to meet requirements about specification, performance or technical indicators or have any quality defects or Party A has any objections to the quality of such goods, Party A has the right to require Party B to provide technical support and professional services to manufacturer, factory and supplier, including the replacement or repair of products with defects. Party B shall not refuse or delay.

8.7	In case of any repair or replacement of products with defects, Party B and the manufacturer shall extend the warranty period for the replaced or repaired components on the basis of the warranty period specified in this contract.

8.8	In the event that the goods with quality problems still fail to meet application requirements and technical indicators in regardless of efforts taken by Party B, Party A has the right to reject the goods. If Party A exercises the right to rejection, Party A should provide written rejection notice and description about the basis of the rejection. Party A has the right to require Party B to refund the relevant amount already paid to Party B.

8.9	Party B’s failure in fulfilling the above obligations in the warranty period would be deemed as breach of contract. In such cases, Party B shall pay liquidated damage at the amount of 30% of the total amount of the purchase price, and Party A shall also have the right to investigate Party B's relevant responsibilities.

8.10	In the warranty period, Party B shall resolve all quality and safety problems of the goods and undertake all relevant expenses. Party B shall provide free repair services for all damages incurred within the normal using scope caused by reasons other than malicious damages.

IX. Liabilities for Breach of Contract

9.1	In the event that Party B fails to deliver the goods on time, Party B shall pay liquidated damage at the amount of 3‰ of the total amount of the payment for goods for each day delayed.

9.2	In the event that Party B delays the payment for goods, unless otherwise caused by reasons of the Commissioning Party, Party B shall pay liquidated damage to Party B at the amount of 3‰ of the total overdue amount for each day delayed.

9.3	If the contract could not be performed partially or wholly due to delay in the project progress caused by flood, fire and other natural disasters or force majeure events or reasons of any third parties, both parties agree to exempt the corresponding liabilities for breach of contract. The party suffering such force majeure event shall inform the other party within 10 days and submit the evidence about the exemption of obligations.

X. Special Regulations

10.1	Party B shall fulfill confidentiality obligation for relevant information of Party A. No personnel of Party B shall disclose any information of Party A to any third party. In case of any disclosure, Party A shall, after confirming the facts, the right to investigate relevant responsibilities of Party B.

10.2	If the commissioning party put forward change requirements for any clauses of the Project Contract or the Commissioning Party put forward relevant requirements in the implementation process of the Project, Party A is liable for acquiring signature confirmation for such changes from the Owner and the supervision party. Party B shall assist with Party A in acquiring such confirmation, and provide relevant supporting materials for amendments caused by such changes.

10.3	Party A is responsible for summarizing the construction contents, completing the engineering audit process and submitting the final engineering quantity settlement. Party B shall provide technical supports and commercial assistance to Party A in such processes. Audit and settlement shall be jointly participated by both Party A and Party B.

10.4	In case of any changes of the project plan and the engineering audit and acceptance check could not be completed due to reasons of the Commissioning Party or Party A, Party A and Party B shall settle the payment according to actual construction contents completed by Party B.

10.5	In the performance process of the contract, Party A and Party B shall fulfill their respective responsibilities and obligations and cooperate and support with each other to maintain the brands and reputation of both parties. Upon the occurrence of any major problems or any major events to be coordinated, responsible person for the Project of both parties shall submit the problem or event to top management personnel of both parties to negotiate and resolve.

XI. Miscellaneous Clause

11.1	Without the consent of the other party, neither party shall transfer any rights and obligations under the Agreement to any third party. If Party B needs to transfer any rights and obligations to a third party, it shall get written consent from Party A in advance.

11.2	Any dispute in connection with the Contract or relevant affairs should be first settled through friendly negotiation. In case no consensus could be reached through negotiation, the dispute should be submitted to the People’s Court at the respective places of both parties for judgment.

11.3	Neither Party A nor Party B shall be liable for failure to perform the contract due to force majeure.

11.4	Any unmentioned affairs of the Contract should be settled by both parties through negotiation. In such cases, both parties shall sign a supplementary agreement, which shall have same legal force with this agreement.

11.5	The invalidity of any clause of the contract should not influence the validity of other clauses of this contract, which shall still have full force.

11.6	This contract constitutes the entire agreement between the parties and supersedes all prior oral and written agreement or information in connection with this contract between the parties.

11.7	This contract shall become effective upon the signatures and seals of both parties. The Contract shall be made out in duplicate and each party shall have one copy, both of which shall have same legal force.

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Party A (Signature Seal)	Party B (Signature Seal)

Legal Representative/Authorized	Legal Representative/Authorized
Representative:	Representative:

December 18, 2016	December 18, 2016